EXHIBIT 99

Agreement of Joint Filing

     Pursuant to Rule 13d-1(k)(1), we, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

/s/ John T. Greff
John T. Greff, individually and on behalf of Sequel Venture Partners III, L.L.C. in his capacity as a Manager thereof, on behalf of Sequel Limited Partnership III and Sequel Entrepreneurs’ Fund III, L.P. in his capacity as a Manager of Sequel Venture Partners III, L.L.C., the General Partner of Sequel Limited Partnership III and Sequel Entrepreneurs Fund III, L.P., on behalf of Sequel Venture Partners I, L.L.C. in his capacity as a Manager thereof, and on behalf of Sequel Limited Partnership and Sequel Euro Limited Partnership in his capacity as a Manager of Sequel Venture Partners I, L.L.C., the General Partner of Sequel Limited Partnership and Sequel Euro Limited Partnership

/s/ Timothy H. Connor
Timothy H. Connor

/s/ Kinney L. Johnson
Kinney L. Johnson

/s/ Daniel J. Mitchell
Daniel J. Mitchell

/s/ Thomas G. Washing
Thomas G. Washing

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